Exhibit 99.1

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2007 Third Quarter
Financial Release Date, Conference Call

ATCHISON, Kan., April 25, 2007 — MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2007 third quarter financial results prior to the market’s opening on Thursday, May 10, to be followed by an investor conference call that day at 10 a.m. central time.

The conference call will be led by Ladd Seaberg, chairman and chief executive officer, and Tim Newkirk, president and chief operating officer. They will review the company’s second quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (800) 632-2989 by 9:50 a.m. central time on May 10.  The conference identification number for entering the call is 8734518.  Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products, including specialty wheat proteins and starches and food grade and fuel grade alcohol. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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